Exhibit 99.1




                  iBasis Reports Record Revenue, Gross Profit,
       and Traffic Volume in Second Quarter 2006; Company Expands EBITDA
        Margin, Achieves Sixth Consecutive Quarter of Positive Cash Flow


    BURLINGTON, Mass.--(BUSINESS WIRE)--July 26, 2006--iBasis, Inc. (NASDAQ: IBAS), the global VoIP company(TM), today announced results for the second quarter ended June 30, 2006.
    Revenue for the second quarter of 2006 was $127.3 million, compared to $94.6 million for the second quarter of 2005. Net income for the second quarter of 2006 was $0.3 million, or $0.01 per share, compared to net loss for the second quarter of 2005 of $0.8 million, or $(0.03) per share. Net income for Q2 2006 includes $1.5 million in current transaction costs related to our pending merger with KPN Global Carrier Services. Excluding these expenses, net income for the second quarter of 2006 was $1.9 million, or $0.06 per share.
    iBasis achieved $4.0 million in Adjusted EBITDA for the second quarter of 2006, compared to Adjusted EBITDA of $2.8 million in the second quarter of 2005. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company's operating trends, as explained below.

    Highlights of the second quarter include:

    --  Adjusted EBITDA growth of 26% over Q1 2006;

    -- Sequential growth in revenue of 15% and in gross profit of 14%;

    --  Sequential growth in minutes of 15% to 2.7 billion;

    --  Sixth consecutive quarter of positive cash flow;

    --  Return to the Nasdaq exchange; and

    --  Agreement to merge KPN Global Carrier Services into iBasis.

    "This was another very strong quarter across the board," said Ofer Gneezy, president and CEO of iBasis. "We achieved solid growth in revenue and gross profit over the first quarter of 2006 in both our Trading and our Retail businesses. We also achieved a significant sequential increase in minutes carried on The iBasis Network(TM), a result of continuing strong demand for our international VoIP services.
    "In our Trading business, we added a large number of new customers, including consumer VoIP providers, which accounted for 10% of our Trading revenue in the quarter. We ended the second quarter with more than 40 consumer VoIP provider customers.
    "In our Retail business, we continued to introduce new cards in the market and effectively manage the product lifecycle, resulting in sequential growth in revenue and gross profit, as well as slight gross margin expansion.
    "In addition to our strong results we had other good news this quarter. We celebrated our return to the Nasdaq exchange, which followed a successful reverse stock split. The listing better positions us to attract additional large institutional investors and expand the field of major industry analysts that cover iBasis.
    "Our most exciting news was our agreement to merge KPN Global Carrier Services into iBasis, a development that has the potential to be an industry-changing event. The combination will bring together an established incumbent carrier with a very strong position in the European mobile market and a fast-growing VoIP leader. The result will make iBasis a Tier One player in the international voice market and one of the top carriers of international traffic worldwide, with combined annualized traffic approaching 20 billion minutes. We're very excited, and customers we have spoken to about the merger are enthusiastic about the enhanced capabilities and offerings of the expanded iBasis. We expect the transaction to be completed before the end of this year.
    "We're very pleased with our Q2 results, and we are confident that iBasis is on the right track to achieve its goals."


Second Quarter Results for Trading and Retail Businesses:

           ($ in millions)               Trading    Retail      Total
----------------------------------------------------------------------
Revenue                                  $102.5      $24.8     $127.3
----------------------------------------------------------------------
Gross Profit (a)                          $12.1       $4.2      $16.3
----------------------------------------------------------------------
Gross Margin                               11.8%      17.1%      12.8%

(a) Net revenue less data communications and telecommunications costs


    Operational Milestones

    Minutes of use on The iBasis Network(TM) in the second quarter 2006 were 2.7 billion, a 50% increase over the 1.8 billion minutes carried in the second quarter 2005, and a 15% increase over the 2.3 billion minutes in the first quarter 2006. Average revenue per minute of 4.7 cents, average cost per minute of 4.1 cents, and average margin per minute of 0.61 cents for the second quarter were all unchanged compared to the previous quarter.
    iBasis ended the second quarter with 471 Trading customers, compared to 410 at the end of the first quarter 2006. New customers announced during the quarter included Yahoo!, a leading global Internet company, and Digilinea, a leading VoIP service and infrastructure provider to the US Hispanic and Latin America markets.

    iBasis - KPN Global Carrier Services Merger

    On June 21, 2006 iBasis and Royal KPN N.V., the national carrier of the Netherlands, announced a definitive agreement to merge KPN's international wholesale voice business into iBasis. This combination will establish iBasis as one of the largest international voice carriers in the world, with combined 2005 revenues exceeding $1.1 billion and more than 15 billion combined minutes in 2005. iBasis will acquire KPN subsidiary KPN Global Carrier Services and receive $55 million in cash from KPN in return for the issuance of approximately 40 million shares of iBasis common stock, which represent a 51 percent ownership interest in iBasis on a diluted basis.
    iBasis shareholders of record immediately prior to closing will receive a cash dividend of $113 million immediately following closing. In connection with payment of the dividend, outstanding common stock options will be adjusted to preserve their value. The transaction, which is subject to customary closing conditions, including regulatory approvals and the approval of iBasis shareholders, is expected to be completed before the end of 2006.
    In the second quarter of 2006, we incurred approximately $1.5 million in direct expenses related to this transaction, primarily related to investment banking, legal and accounting fees. We currently expect additional transaction costs of approximately $0.8 million to $1.2 million, most of which we anticipate will be incurred in the third quarter of 2006.

    FCC Ruling on Prepaid Calling Cards

    On June 30, 2006, the Federal Communications Commission announced the results of a Notice of Proposed Rulemaking, which would require providers of prepaid calling cards that utilize Internet Protocol to contribute to the Universal Service Fund (USF) and pay other regulatory fees. In connection with its Retail business, the Company plans to absorb or pass along such fees, which based on current traffic mix equal approximately 1.8% of revenue. The FCC ruling would also impose the fees on a retroactive basis, which the Company plans to contest. As of June 30, the Company estimates that the maximum potential retroactive charge would be approximately $2.6 million. If not stayed, the order could become effective during the fourth quarter.

    Guidance

    The Company believes that in 2006 on a standalone basis it will:

    --  achieve revenue in the range of $500 to $520 million; and

    -- achieve non-GAAP EPS (which excludes merger-related expenses and potential retroactive USF and other regulatory fees) of $0.25 to $0.30.

    Planned expenditures for 2006 include $10 to $12 million in capital asset investments.

    Q2 Results Conference Call

    iBasis will host a conference call to discuss the Company's Q2 results, led by Ofer Gneezy, iBasis president & CEO, on Wednesday, July 26, 2006 at 11:00 a.m. EDT. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

    Reconciliation of GAAP Net Income to Adjusted EBITDA

    In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.


                                          Three Months Ended June 30,
                                         -----------------------------
                                                (In thousands)
                                         -----------------------------
                                                   2006          2005
-------------------------------------------------------- -------------
Net income (loss)                                  $341         $(767)
Add/(less):
    Stock-based compensation and services           815           ---
    Depreciation and amortization                 1,822         1,726
    Interest expense (income), net                 (355)          862
    Foreign exchange (gain) loss                   (148)          347
    Merger related expenses                       1,542           ---
    Debt conversion premiums                        ---           661
    Income taxes                                     11           ---
                                         --------------- -------------
Adjusted EBITDA                                  $4,028        $2,829
                                         =============== =============

    About iBasis

    Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(R) web-based offering (www.pingo.com) and disposable calling cards that are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers, including AT&T, Verizon, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, and Telefonica. iBasis carried 7.8 billion minutes of international voice over IP
(VoIP) traffic in 2005, and is one of the largest carriers of international voice traffic in the world(1). For four consecutive years service providers have named iBasis the best international wholesale carrier in ATLANTIC-ACM's annual International Wholesale Carrier Report Card(2). The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    iBasis and Pingo are registered marks, the global VoIP company and The iBasis Network are trademarks of iBasis, Inc. All other trademarks are the property of their respective owners.

    Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release, including those relating to the Company's anticipated revenue, earnings per share and capital expenditures, constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Statements regarding the proposed transaction between the Company and Royal KPN, including the expected timetable for completing the transaction, the expected dividend payment, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding the parties' future expectations, beliefs, goals or prospects, also constitute forward-looking statements. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) the Company's ability to execute its business plan; (ii) the extent of adoption of the Company's services and the timing and amount of revenue and gross profit generated by these services; (iii) fluctuations in the market for and pricing of these services; (iv) the success of the Company's plans to contest the FCC ruling on prepaid calling cards; (v) the ability of the Company and Royal KPN to consummate the proposed transaction due to regulatory restrictions, the failure to receive shareholder approval, the ability to successfully integrate their operations and employees, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that the Company and Royal KPN serve, and (vi) the other factors described in the Company's Quarterly Report on Form 10-Q for its most recently completed fiscal quarter and Annual Report on Form 10-K for its most recently completed fiscal year and Royal KPN's Annual Report on Form 20-F for its most recently completed fiscal year all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

    This communication may be deemed to be solicitation material in respect of the proposed transaction between iBasis and Royal KPN. In connection with the proposed transaction, iBasis intends to file relevant materials with the SEC, including a proxy statement on
Schedule 14A. SHAREHOLDERS OF IBASIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING IBASIS'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and iBasis's shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from iBasis. Such documents are not currently available.

    Participants in Solicitation

    Royal KPN and its directors and executive officers, and iBasis and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of iBasis Common Stock in respect of the proposed transaction. Information about the directors and executive officers of Royal KPN is set forth in the Annual Report on Form 20-F for the year ended 2005, which was filed with the SEC on March 14, 2006. Information about the directors and executive officers of iBasis is set forth in iBasis's proxy statement for its 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 23, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.

    Use of Non-GAAP Financial Measures

    Adjusted EBITDA Financial Disclosure

    iBasis defines Adjusted EBITDA as earnings before stock-based compensation, foreign exchange gains and losses, debt conversion premiums, merger related expenses, interest, taxes, and depreciation and amortization. Investors are cautioned that the Adjusted EBITDA information contained in this press release is not a financial measure under United States Generally Accepted Accounting Principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because iBasis believes that it is helpful to some investors as a measure of the Company's operating trends. iBasis cautions investors that Non-GAAP financial information such as Adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare iBasis' results with the results from other reporting periods and with the results of other companies.

    Other Non-GAAP Financial Data

    The Company also provides other financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data includes average revenue per minute (ARPM), average cost per minute (ACPM) and average margin per minute (AMPM), which the Company believes provides useful information, to both its management and investors about the Company's current performance.
    Adjusted revenue for KPN reflects adjustments to market rates on intra-company revenue transactions with Royal KPN N.V. Investors are cautioned that the adjusted revenue information contained in this press release is not a financial measure under GAAP. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP. This adjusted revenue measure is presented because iBasis believes that it is helpful to some investors as a measure of the combined company's potential operating trends. iBasis cautions investors that Non-GAAP financial information by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare this information with information provided by other companies.

    (1)Telegeography 2005 data compared with iBasis 2004 traffic volume.

    (2)ATLANTIC-ACM International Wholesale Carrier Report Card -
        2002, 2003, 2004, & 2005.


                             iBasis, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                             June 30,    December 31,
                                               2006          2005
                                           ------------- -------------
                                                   (Unaudited)
                  Assets

Cash, cash equivalents and short-term
 investments                                $    49,420      $ 44,414
Accounts receivable, net                         56,193        47,641
Prepaid expenses and other current assets         3,173         2,676
Property and equipment, net                      13,624        11,754
Other assets                                        325           323
                                           ------------- -------------

    Total assets                            $   122,735      $106,808
                                           ============= =============

   Liabilities and Shareholders' Equity

Accounts payable                            $    38,621      $ 27,796
Accrued expenses                                 26,971        24,479
Deferred revenue                                 11,738         9,517
Current portion of long term debt                 1,661         1,598
Long term debt, net of current portion            1,370         2,216
Other long term liabilities                         922           916
                                           ------------- -------------

    Total liabilities                            81,283        66,522
Shareholders' equity                             41,452        40,286
                                           ------------- -------------

    Total liabilities and shareholders'
     equity                                 $   122,735      $106,808
                                           ============= =============
                             iBasis, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                               Three Months Ended
                                                     June 30,
                                               2006          2005

                                                   (Unaudited)
Net revenue                                   $ 127,324    $   94,581

Cost and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)            110,981        81,874
     Research and development (excluding
      stock-based compensation of $134 and
      $ 0)                                        3,405         3,126
     Selling and marketing (excluding
      stock-based compensation of $109 and
      $ 0)                                        4,151         2,866
     General and administrative (excluding
      stock-based compensation and services
      of $572 and $ 0)                            4,716         3,746
     Stock-based compensation and services          815           ---
     Depreciation and amortization                1,822         1,726

                                            ------------ -------------
       Total costs and operating expenses       125,890        93,338
                                            ------------ -------------

Income from operations                            1,434         1,243

     Interest income (expense), net                 355         ( 862)
     Other expenses, net                           ( 43)        ( 140)
     Foreign exchange (loss) gain                   148         ( 347)
     Merger related expenses                     (1,542)          ---
     Debt conversion premium                        ---         ( 661)

                                            ------------ -------------
Income (loss) before taxes                          352         ( 767)

Foreign income tax expense                           11           ---
                                            ------------ -------------

Net income (loss)                             $     341    $    ( 767)
                                            ============ =============

Net income per share:
  Basic                                       $    0.01    $   ( 0.03)
  Diluted                                     $    0.01    $   ( 0.03)

Weighted average common shares outstanding:
  Basic                                          33,133        21,998
  Diluted                                        34,948        21,998

                             iBasis, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                            Six Months Ended June 30,
                                               2006          2005

                                                   (Unaudited)
Net revenue                                   $ 238,103     $ 183,253

Cost and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)            207,443       158,175
     Research and development (excluding
      stock-based compensation of $221 and
      $ 0)                                        6,558         6,258
     Selling and marketing (excluding
      stock-based compensation of $186 and
      $ 0)                                        7,664         5,593
     General and administrative (excluding
      stock-based compensation and services
      of $680 and $ 0)                            9,129         7,059
     Stock-based compensation and services        1,087           ---
     Depreciation and amortization                3,388         3,446

                                            ------------  ------------
       Total costs and operating expenses       235,269       180,531
                                            ------------  ------------

Income from operations                            2,834         2,722

     Interest income (expense), net                 673       ( 1,898)
     Other expenses, net                           ( 90)        ( 160)
     Foreign exchange (loss) gain                   131         ( 580)
     Merger related expenses                     (1,542)          ---
     Debt conversion premium                        ---         ( 661)

                                            ------------  ------------
Income before taxes                               2,006         ( 577)

Foreign income tax expense                           22           ---
                                            ------------  ------------

Net income                                    $   1,984     $   ( 577)
                                            ============  ============

Net income per share:
  Basic                                       $    0.06     $  ( 0.03)
  Diluted                                     $    0.06     $  ( 0.03)

Weighted average common shares outstanding:
  Basic                                          33,195        21,829
  Diluted                                        34,642        21,829




    CONTACT: iBasis, Inc.
             Media:
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net